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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report in this Form 8-K for Pierce Leahy Corp. of our report dated December 5, 1997 on Kestrol Holdings, Inc. and into the Company's previously filed registration statement file No. 333-43787.


/s/ James N. Howard and Associates, P.C.

Dallas, Texas
July 2, 1998